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                                                                            23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Partners


Hawaiian Cement:



     We consent to the inclusion of our report dated August 17, 1994, on the consolidated financial statements of Hawaiian Cement and subsidiary and the related financial statement schedules as of June 30, 1994 and 1993, and for the years then ended, which report appears in the Amendment No. 1 to Form S-1 of Lone Star Industries, Inc. dated December 9, 1994. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.



                                          KPMG Peat Marwick LLP



Honolulu, Hawaii


December 9, 1994